UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 16, 2010

AQUAMER MEDICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-52327	80-0664054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Algonquian Drive Natick, MA	01760
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 508 647 0041

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On August 16, 2010, Aquamer Medical, Corp. (“Aquamer”) completed an asset acquisition wherein it acquired all of the business assets of Urban Agriculture Corporation (“UAC”). That transaction was originally reported on a Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 20, 2010. This Amendment is being filed to report the updated accounting method for this transaction and update the pro forma financial information for the period ended September 30, 2010, as required by Item 9.01(b).

Item 9.01. Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined financial statements of Aquamer as of September 30, 2010 are filed herewith as Exhibit 99.2 and incorporated in this Item 9.01(b) by reference.

(d)	Exhibits.

Exhibit Number	Description

2.1	Stock Purchase Agreement dated August 16, 2010 by and among Aquamer Medical Corporation and the UAC Shareholders.*
2.2	Terrasphere License Agreement dated June 27, 2010*
2.3	Employment Agreement dated May 1, 2010 by and between Urban Agriculture Corporation and Edwin A. Reilly.*
2.4	Employment Agreement dated July 1, 2010 by and between Urban Agriculture Corporation and Michael J. Mahoney.*
99.1	Press release dated August 16, 2010*
99.2	Unaudited Pro Forma Condensed Combined Financial Statements

* Previously filed
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2010	AQUAMER MEDICAL CORP.

	By:	/s/ Edwin A. Reilly
Name: Edwin A. Reilly
Title: Chief Executive Officer